UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARKING APPLICATIONS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

4812

(Primary Standard Industrial Classification Code Number)

27-2513824

(IRS Employer Identification No.)

5114 Lakeshore Road

Burlington, Ontario

L7L 1B9

Telephone 905-464-5493

 (Address and telephone number of registrant’s principal executive offices)

__________________________

J.M Walker & Associates

7841 S. Garfield Way

Littleton, CO  80122

Telephone (303) 850-7637

Facsimile (303) 220-9902

 (Name, address and telephone number of agent for service)

__________________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company:

Large accelerated filer [ ]	Non-accelerated filer [ ]
Accelerated filer [ ]	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	Registered	offering price per share (2)	aggregate offering price (3)	registration fee (1)

Common stock	1,000,000 Shares	$0.10	$100,000	$11.46

(1)	This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.001 per share.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(3)

Our sole officer and director intends to offer the shares to friends, family members and business acquaintances; we do not intend to engage the services of an underwriter to sell any of the shares. This will be an "all-or-none" offering, which means we will need to sell all of the shares before we can use any of the proceeds. We intend to establish a separate bank account at The Bank of Montreal in Canada where all proceeds from sales of shares will be deposited until the offering is sold out and the total offering amount of $27,000 is raised, at which time the funds will be transferred to our business account for use in our proposed business operations.  In the event we do not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all monies collected will be returned promptly to the subscribers, without deduction or interest.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Dated July 10, 2012.  SUBJECT TO COMPLETION

BARKING APPLICATIONS CORPORATION

PROSPECTUS

Up to a maximum of 1,000,000 Shares of Common Stock at $0.10 per share

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The registrant is registering 1,000,000 common shares at the purchase price of $0.10 per common share for the aggregate offering price of $100,000.

The offering will commence of the effective date of this prospectus and will terminate on or before _____, 2013.

This is the initial offering of common stock of Barking Applications Corporation. No public market currently exists for our securities or the shares being offered. We are offering for sale a total of 1,000,000 shares of common stock on a "self-underwritten" basis, which means the shares will be offered and sold by our sole officer and director, without any commissions being paid to him for any shares sold. We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered. The shares are being offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this Prospectus. There is no minimum number of shares required to be purchased. The offering will be an “all-or-none” offering, which means we will need to sell all of the shares before we can use any of the proceeds. We intend to establish a separate bank account at The Bank of Montreal in Canada, where all proceeds from sales of shares will be deposited until the offering is sold out and the total offering amount of $100,000 is raised, at which time the funds will be transferred to our business account for use in our business operations. In the event we do not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all monies collected will be returned promptly to the subscribers, without deductions or interest.

Barking Applications Corporation is an "application developer", creating smart phone applications that are useful and entertaining. Our plan is to target niches underserved by other developers by creating original applications that address common problems of smart phone users and entertain by appealing to basic emotions.

Investing in our common shares involves a high degree of risk.  See Risk Factors beginning on page 6 to read about factors you should consider before buying our common shares.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	Proceeds to us

Common Stock	$0.10	$100,000	$0.00	$100,000

Our securities are not currently listed on any exchange. Immediately following completion of this offering, we plan to contact a market maker to apply to have the shares listed and quoted on the OTC Electronic Bulletin Board (OTCBB); however, we cannot guarantee that our application will be accepted or approved.  As of the date of this filing, there have been no discussions or understandings between us, or anyone acting on our behalf, with any market maker regarding participation in a future listing of our securities.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is May 23, 2012.

SUMMARY OF PROSPECTUS

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements.

General

The registrant was incorporated in the state of Nevada on January 11, 2011.  Our principal executive offices are located at 5114 Lakeshore Road, Burlington, Ontario, L7L 1B9.  Our telephone number is 905-464-5493.

Operations

The registrant is an "application developer", creating applications for mobile devices that are useful and entertaining. Our plan is to target niches underserved or even un-served by other developers by creating original applications that address common problems of smart phone users and entertain by appealing to basic emotions.

Revenues will be derived from the sales of mobile applications on third party websites such as Apple’s Online Store, as well as on our company website.  The sales prices will be determined based on three factors: the cost to develop the application, the prices of the competition, if any, and the popularity of each individual application.

We target to grow proactively through continual development of new applications and upgrading of our existing ones after they are released.

We have a short history of operating losses and negative cash flow and have not generated any revenues to date. Our only asset as of the date of this prospectus is our cash in the bank of approximately $3,244, the balance of cash generated from the issuance of shares to our founders. At May 23, 2012, we had an accumulated deficit of $624. As a result, we expect to continue to incur significant losses as we execute our strategies and may never achieve or maintain profitability. If we fail to execute our business strategy or if there is a change in the demand for mobile applications or market conditions, or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful and we may not be able to achieve and/or maintain profitability. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. Our fiscal year end is December 31.

Common stock outstanding

16,250,000

Common shares being sold in this offering

1,000,000

Termination of the Offering

The offering will commence on the effective date of this prospectus and will terminate on or before ________, 2013.

Market for our common stock

There is presently no public market for our common shares.  We anticipate applying for the quotation of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control

Raymond Kitzul, the president, officer, and sole director currently owns and will continue to own sufficient common shares to control the operations of the registrant.

Corporate History and Structure

Barking Applications Corporation was founded in the State of Nevada on January 11, 2011 by Raymond Kitzul. He serves as our President, sole Officer and Director.

Contractual Arrangements

As a development-stage corporation, we currently have no outstanding contractual arrangements of any kind.

 The Offering

Following is a brief summary of this offering.  Please see the Plan of Distribution and the Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered:	1,000,000 shares of common stock, par value $0.001.

Offering Price per Share:	$ .10

Offering Period:	The shares are being offered for a period not to exceed 180 days.

Net Proceeds to Our Company:	$100,000

Use of Proceeds:	We intend to use the proceeds to initiate our business operations.

Number of Shares Outstanding Before the Offering:	20,250,000

Number of Shares Outstanding After the Offering:	21,250,000

The Shares will be sold without the services of an underwriter, on an "all-or-nothing" basis by our sole director, Raymond Kitzul. By this, we mean that if Mr. Kitzul is unable to sell all of the Shares within 180 days of the effective date of this offering, all of the money collected from subscribers will be returned, without penalty and/or interest. Mr. Kitzul will attempt to sell the shares to friends, family members and acquaintances and will receive no compensation for his efforts. Mr. Kitzul, our sole officer, director and principal shareholder will not purchase any shares in this offering.

RISK FACTORS

The registrant’s business is subject to numerous risk factors, including the following.

1.  We are a development stage company, have generated no revenues and lack an operating history. An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our Company was formed in January 2011; we have just completed our research and initial business plan; have not yet realized any revenues; and have an accumulated deficit of $624.  We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive mobile application industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract customers for our products, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

2.  Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We cannot offer any assurance as to our future financial results.  Also, we cannot provide any assurances that we will be able to secure additional funding from public or private offerings on terms acceptable to us, or at all, if and when needed. Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse affect on our ability to meet our obligations as they become due.  If we are not able to secure additional funding if and when needed, we would be forced to curtail our operations or take other action in order to continue to operate. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. If we are unable to meet our obligations and are forced to curtail or cease our business operations, you could suffer a complete loss of any investment you make in our securities.  In the auditors’ opinion, our interim financial statements as of and for the period ended December 31, 2011, indicate that there is substantial doubt about our ability to continue as a going concern.

3.  We are a newly formed business, so we have only a limited operating history upon which you can evaluate our business and prospects.

You should consider our prospects in light of the risks, expenses, and difficulties those companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully, which includes, among other things: - whether we will be able to assemble and maintain the necessary resources, including financial resources, that we will need to implement our business plan; whether we can continue to build and maintain a strong management team that can develop and execute our business strategy; whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and whether we will be successful in implementing our sales and marketing strategy. We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced or lost. We expect to continue to incur losses for the immediate future as we build our infrastructure, continue our sales and marketing efforts, and continue development of our products. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock.

4.  We are totally dependent on the proceeds from this offering to implement our proposed business plans and do not have any other sources of funding, which could severely limit any possible revenues and result in a failure of our business and a total loss of any investment you make in our Company.

We are planning to use the proceeds of this offering to initiate the first stages of our business plan. Assuming we will sell all of the shares and close this offering, we will receive the total proceeds of $100,000, less offering expenses of approximately $6,000, leaving us with a total of $94,000, which we expect to spend to implement our business plans. Even if we are successful in implementing our business plans, however, there is no guarantee that we will be able to generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

5.  Our success depends greatly upon the efforts of Raymond Kitzul, our sole officer and director. If we fail to retain the services of Mr. Kitzul, it would negatively affect our business, operating results and financial results.

The development and implementation of our proposed business is solely dependent on the efforts of our President, Raymond Kitzul. Mr. Kitzul is not and will not be compensated for his services during our development stages and the success of our business will depend upon our ability to retain his services. We have not entered into a management and/or employment agreement with Mr. Kitzul and the loss of his services could have a negative impact on our business operations, operating results and possible revenues.  If we were to lose the services of Mr. Kitzul or are unable to hire competent employees and contractors, as and when needed, implementation of our proposed business operations could be delayed or worse, fail, and you could risk a total loss of any investment you make in the securities offered herein.

6.  Demand for our products depends on continuing interest in mobile application in general and acceptance of our products in particular.

Our ability to generate revenues from our proposed products depends on the extent to which consumers continue to adopt and use mobile devices to access the Internet and provide entertainment, as well as purchase and download mobile applications. Although growth trends are on an upward track, consumers may not significantly increase their use of mobile applications as quickly as our business model contemplates. In any such event, our business, operating results and financial condition could be adversely impacted.

Furthermore, increased demand by consumers for mobile services and applications will be necessary for wireless carriers to invest in the continued improvement and expansion of their networks. Demand for mobile applications may not continue to increase if there is limited availability or acceptance of mobile devices designed for our applications or if the quality of the wireless service does not meet consumer expectations in relation to the prices charged. In either case, our products might not attract widespread interest or be exposed to a much smaller user base. If long term expectations for mobile services are not realized or do not support a sustainable business model, the demand for our products may cease and we may not be able to generate revenues or become profitable in the future.

In addition, there is no guarantee the applications we are currently developing will be accepted by the public, which means we could be forced to expend significant, unexpected time and funds on further research and development of our mobile offerings. Our proposed business plans may not allow us to successfully develop our products and bring them to market to product revenues sufficient to sustain our business.

7.  Mobile applications can be complex and may take longer to develop than anticipated. We may not recognize revenue until after we have incurred significant development costs.

New products and enhancements often take substantial time to develop because of their complexity. We may not recognize revenues until we have incurred significant development costs. In addition to delayed recognition of revenue, our operating results will suffer if we fail to meet customer expectations, pique their interest or satisfy their needs.

8.  Our products could contain undetected errors which could harm our reputation and adversely affect our business.

Our products are highly technical. It’s possible they may contain undetected errors or defects. Any errors or defects discovered after the products have been sold and downloaded could result in loss or revenue or delay in revenue recognition, loss of customers, and increased service cost. In addition, we could face claims for product liability. Defending a lawsuit, regardless of its merit, is costly, may divert management’s attention away from the business and could adversely affect the market’s perception of our Company, our brand and our products.

9.  Actual or perceived security vulnerabilities in mobile devices could negatively affect our business.

The security of mobile devices and wireless networks is crucial to our business. Viruses, worms and other malicious software programs that attack mobile devices and wireless networks have been developed and deployed.  Security threats could lead some mobile subscribers to reduce or delay their purchases of mobile content and applications in an attempt to minimize the threat. Wireless carriers and device manufacturers may also spend more on protecting their devices and networks from attack. This could delay adoption of new mobile devices which tend to include more features and functionalities that facilitate increased use of mobile content and applications. In any such instance, actual or perceived security threats and the reactions to those threats could reduce our revenue.

10.  If we are unable to manage future growth effectively, our business, results of operations and financial condition could be adversely affected.

We hope and expect to grow rapidly, both in the rate of our sales and operations and the number and complexity of our proposed products, product distribution channels, and product development activities. Our growth, coupled with the rapid evolution of our markets, will place significant strains on our administrative, operational, technical, and financial resources and increase demands on management, procedures, and controls.

Among other things, we will be required to constantly update our software and products as new devices and technologies come on the market. If we are unable to keep our offerings up to date, we could lose return customers, generate negative reviews in social media and suffer losses of revenues.  We also don’t know if we will be able to afford to continue to upgrade our product offerings, as and when required.

Equally, our performance, reliability and availability require that we have adequate capacity in our systems to cope with the volume of traffic. As our operations grow in size and scope, we will need to improve and upgrade our systems and infrastructure to offer our customers speedy service, features and functionality. The expansion of our systems and infrastructure will require us to commit substantive financial, operations and technical resources as the volume of our sales rises.

Any such failures could result in a loss of customers and could harm our reputation,  results of operations, possible revenues and a total loss to you of any investment you make in our shares.

11.  The mobile applications industry is and will likely continue to be characterized by rapid technological changes which will require us to develop new enhancements or versions of our products or could even render our products obsolete.

The market for content and applications for mobile devices is characterized by rapid technological changes with frequent variations in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices. Products using emerging industry standards could make our products less attractive.

Our success will depend in part on our ability to enhance our products, develop or incorporate new technologies, respond to emerging industry standards and practices and license leading technologies that will be useful in our business in a cost effective manner. We may not be able to successfully use new technologies or adapt our current technologies to new customer requirements or emerging industry standards. The introduction of new products embodying new technologies or the emergence of new industry standards could render our products obsolete, unmarketable or uncompetitive.

Furthermore, our competitors may have access to technology not available to us, which may enable them to produce products of greater interest to consumers at a more competitive price. Failure to respond in a timely and cost-effective manner may result in serious harm to our business and operating results. Consequently, our success will depend on our ability to develop and market products that respond to technological advances, evolving industry standards and changing consumer preferences in a timely manner.

12.  We may not be able to develop establish and maintain our applications on all mobile operating systems.

Our development team will ensure that our applications are compatible with as many mobile operating systems as possible, however, each operating system has different technical requirements. Whether our applications are adapted to support a particular operating system will depend on the size of the user base and whether a distribution agreement is in place. Some operating systems may not have a sufficiently large or desirable user base to off-set the cost of adaptation.

Equally, the operating systems are undergoing constant refinement and improvement. Significant changes to an operating system may prevent our applications from working properly, or at all. If we are unable to adapt or maintain our applications on an operating system, the user base will not be able to run our applications or view our content.  This could adversely affect our business and results of operations, thereby impacting the value of any investment you may make in our securities.

13.  The mobile application industry is highly competitive and we may be unable to successfully compete and generate revenues, which could result in a total loss of your investment.

The application industry is highly competitive. Our competitors include individual programmers and companies from all over the world. Competition continues to increase as consumers and businesses realize the market potential of mobile applications. In addition, new competitors and new alliances between existing ones could emerge and rapidly acquire market share to our detriment. There may be additional threats from companies introducing new or disruptive products. Plus, some of our competitors may be better positioned than we are to be able to afford the time and money required to invest in new technology and products. Many of our current and potential competitors such as Pangea Software, Freeverse, Inc. and Electronic Arts may have advantages over us including:

•

Longer operating histories and greater market presence,

•

Better name recognition,

•

Access to larger customer bases,

•

Economies of scale and cost structure advantages, and

•

Greater sales and marketing, programming, distribution, technical, financial and other resources.

These competitors also have established or may establish financial or strategic relationships among themselves or third parties.  In addition, some of our competitors have used or may use aggressive pricing or promotional strategies, have stronger relationships on more favorable terms with retail outlets. These relationships may affect the ability of potential customers to purchase our products.

Unless we are successful in establishing our brand name and selling our products, we may be unable to successfully enter the industry and generate revenues. As a result, you could lose any investment you make in our shares.

14.  We must forge relationships and agreements with outside contractors and distributors. Changes to those relationships or failure to reach agreements could adversely affect our business.

We will rely upon outside contractors to provide the programming and additional technical and artistic services for the products we create.  If these business relationships were to be disrupted or terminated, we might be unable to replace the contractors on a timely basis for a comparable price. We would also have to spend time and resources to find and train new contractors . Either way, our ability to create and deliver products would be delayed and our business, operating results and financial condition would be adversely affected

Equally, our strategy for entering the applications marketplace is dependent upon establishing agreements with major mobile carriers, operating system manufacturers and other distribution partners for our products. We need to develop and maintain strategic relationships with these entities in order for them to offer our products to their end-users. It is likely the agreements will not be exclusive and will not obligate the partner to market or distribute our products. Our success is dependent upon the partners properly presenting and distributing our products.

We have not yet negotiated, executed or entered into any agreements and relationships with any distribution partners and, if and when we do, we can’t be sure that such partners will properly present and promote our products nor that the partners will be successful in their efforts to market our products. If we are unable to enter into or maintain distribution agreements with major mobile carriers, operating system manufacturers and others who run mobile application stores or outlets, we may be unable to distribute our products effectively or generate significant revenue.

15.  We are dependent on mobile carriers and other distribution and retail partners to make timely payments to us.

Our operations could be negatively affected if we experience delays in payments from our customers. We will be dependent upon receiving reasonably prompt payments from our customers who we hope will include large mobile carriers and other distribution partners. Delays or disputes with these partners or their customers may materially affect our cash flow and place our operations in substantial jeopardy. We are not certain we can obtain bank lines of credit for financing receivables, if or when needed, or that the terms of such credit would be reasonable or affordable to us.

Additionally, mobile carriers and other distribution partners may dispute the amounts owed or refuse to pay us at all. Many of these partners are in markets where we may have limited legal recourse to collect payments. Our failure to collect payments owed to us would have a material adverse effect on our business plans and results of operations.

16.  Our proposed operations will be subject to all regulations associated with mobile applications, including those specific to the various online stores in which our products will appear.   If we are unable to comply with any of these laws, rules and regulations, we may be limited in our product offerings, which could severely limit our business operations and revenues.

Our proposed operations will be subject to rapidly changing regulations, which include data privacy laws, content or software regulation and sales and use taxes on both a government and retail level. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business operations. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet and content or software download.  These laws and regulations could harm our operations and force us to change our currently proposed business operations if they become too costly.

Although there are few laws and regulations currently that are directly applicable to the Internet, proposed laws and regulations could be adopted in the future covering issues such as content, software downloading, licensing, license fees, privacy, pricing, sales taxes and characteristics and quality of Internet services. The adoption of restrictive laws or regulations could slow Internet usage or expose us to significant liabilities associated with mobile software and content. The application of existing laws and regulations governing Internet issues such as patents, property ownership and personal privacy are also subject to substantial uncertainty. There can be no assurance that current or new government laws and regulations, or the application of existing laws and regulations (including laws and regulations governing issues such as property ownership, patents, content and taxation), will not expose us to significant liabilities, significantly slow Internet growth or otherwise cause a material adverse effect on our proposed business operations, results of operations or financial condition.

17.  Our proposed operations to download mobile content and software from the Internet will subject our operations to potential liability for negligence and/or infringement of copyright and intellectual property laws, as well as government regulations.

As we expand our operations and begin preparing and offering our applications, we will be subject to potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims, based on the nature and content of the materials that we develop and provide to our customers. Such claims have been brought, and sometimes successfully pressed, against Internet software developers and distributors. In addition, we could be exposed to liability with respect to the content or unauthorized duplication of content downloaded from our website. We could also be exposed to liability for third party content posted by our customers in chat rooms, bulletin boards or video sharing capabilities offered on our website.  It is also possible that if any information provided contains errors or false or misleading information, third parties could make claims against us for losses incurred in reliance on such information.  In addition, the provision of such information may be illegal in some jurisdictions.  In the future, our website may contain a significant number of links to other websites.  As a result, we may be subject to claims alleging that, by directly or indirectly providing links to other websites, we are liable for copyright or trademark infringement or the wrongful actions of third parties through their respective websites.

Any violation of a copyright or intellectual property law, or government regulation by a customer, may also be imposed indirectly on us. Any such imposition of a liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification by a content provider could have a material adverse effect on our business, results of operations and financial condition.

Liability or alleged liability could harm our business by damaging our reputation, requiring us to incur expensive legal costs in defense, exposing us to awards of damages and costs and diverting management's attention away from our business operations. Any such liability or violation could severely impact our proposed business operations and/or proposed revenues.

We have not yet fully examined or done any legal investigation of the copyright or intellectual property laws that will apply to our proposed plan of operation and may not have sufficient funding to do so if and when we are financially able to expand, which could severely limit our possible revenues and business operations.

18.  We operate in a digital content market where piracy is widespread.

Our business strategy is based upon users paying for access to our content or downloads of our applications. If users believe they can access the same or similar content for free via other means including piracy, they may be unwilling to pay for our products. If users are able to obtain our content or download our applications without paying for them, our business and results of operations will be adversely affected.

19.  We do not currently have any patent or trademark protection for our concept and business plan and there is no guarantee that someone else will not duplicate our ideas and bring them to market before we do or make a better product, either of which could severely limit our proposed sales and possible revenues.

We have searched the Internet and trade manuals and believe our proposed applications and software will be unique; however, we have no patents or trademarks for our designs, brand name or technology. As the business is established and operations expand, we may seek such protection; however, we currently have no specific plans to do so. We believe we can obtain trademark protection for our brand name, logo and advertising materials once they have been designed, but we do not believe we will be able to patent our technology since much of it relies upon open source software, which is freely available to all on the Internet. Even if we do trademark or patent our materials or technology, it may not prevent unauthorized persons from copying aspects of our business or brand. There is no assurance a third party will not choose to copy or duplicate our proprietary information and/or brand name.  Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business.

We are unaware of any infringement upon our proprietary rights and/or brand name and have not been notified by any third party that we are infringing upon anyone else's proprietary rights; however, any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

20.  If we are unable to protect the confidentiality of our proprietary information or maintain the uniqueness of our products, the value of our business could be adversely affected.

Our business relies on certain unpatented or unregistered intellectual property rights and proprietary information. Although we take measures to keep our intellectual property rights and proprietary information confidential, we may not be able to protect our technology and information from independent invention or exposure by third parties. We expect to attempt to protect most of our proprietary information and intellectual property through a combination of trade secret, copyright and other intellectual property laws by entering into employee and contractor confidentiality agreements. Such measures, however, will provide only limited protection and, under certain circumstances, we may not be able to prevent the disclosure of our proprietary information or the independent development of similar technologies.  This may allow existing or potential competitors to develop products that are competitive with or superior to our own.

The agreements that we enter into with third parties may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of such information. If third parties or collaborators develop products independently that may be applicable to our products under development, disputes may arise about ownership of proprietary rights to those products. Those products will not necessarily become our property, but may remain the property of those persons. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights.

Furthermore, we believe our products will have international appeal and many countries have intellectual property laws that are not as stringent as the US or Canada.  Effective patent, copyright, trade secret and trademark protections may be unavailable or severely limited in those countries. As a result, we may not be able to effectively prevent competitors in other countries from using or infringing upon our intellectual property rights. This would reduce our competitive advantage and our ability to compete effectively in these regions or otherwise harm our business. In the future, litigation could be used to enforce our intellectual property rights. Currently, however, the substantial costs and uncertain outcome would interfere with our primary objective as a development stage company, which is to grow our new business.

Our failure to obtain or maintain intellectual property protection, for any reason, could have a material adverse effect on our business, financial position and results of operations. Investors in this offering will have to make a judgment upon the experience and abilities of management as opposed to any valuation based on our intellectual property.

21.  The cost of protecting our proprietary intellectual property rights or defending intellectual property infringement lawsuits brought by others may prevent us from obtaining profitable operations.

We could incur substantial costs in defending intellectual property infringement lawsuits brought by others and in prosecuting intellectual property lawsuits against third parties who may infringe our rights.

Competition in our markets is intense and our competitors may independently develop or obtain patents on technologies that are substantially equivalent or superior to our technology. We cannot always be certain that our products do not and will not infringe on the property rights of others. Many parties in the telecommunications and software industries have begun to apply for patent protection covering innovative proprietary technologies and business methods.  Given that mobile content and applications interact with a variety of technologies in the mobile ecosystem, existing or future patents may preclude us from using certain proprietary technologies or business methods.

In addition, litigation concerning intellectual property rights and the infringement of those rights, including patents, trademarks and copyrights, has grown significantly over the last several years and is likely to continue to grow

Intellectual property rights, by their nature, are uncertain and involve complex legal and factual questions. We may unknowingly infringe on the proprietary rights of others and may be liable for our infringement, which could cost us significant amounts. We are not aware of any third party intellectual property rights that would prevent our use of our proposed technology, although rights of that type may exist. If we infringe on the intellectual property of another party, we could be forced to seek a license to those intellectual property rights or alter our products or processes so they no longer infringe on the rights of the third party. If we are required to obtain a license to another party's proprietary rights, that license could be expensive, if we could obtain it at all.

If we become the subject of infringement claims, we may be forced into litigation which could cause us to devote significant resources as well as a management time and attention to defending against the claims. If the defense fails, we may be required to pay damages or enjoined from using a particular technology or business method or forced to obtain a license and/or pay royalties to continue using the technology or method. The assertion of intellectual property infringement claims could have a material adverse effect on our business, operating results or financial condition.

22.  We plan to use datacenters to store and deliver our products.  Any disruption of service at any of these proposed facilities could harm our business.

We plan to host our products and provide downloads to our customers from a number of datacenters. We will not control the operations at these third party facilities. All of these facilities are subject to disruptions from acts of God or man including hurricanes, earthquakes, floods, fires, terrorist attacks, power outages, telecommunication failures and similar events.  They could also be subject to break-ins, computer viruses, denial of service attacks, sabotage or other acts of vandalism.

Any of the previous disruptions could result in lengthy interruptions in our ability to sell and transmit our products.  Although we will have off-site copies of our software and products,   we could still be subject to interruptions or delays in our ability to conduct business. Such interruptions could harm our reputation, reduce our revenue, cause us to incur financial penalties or subject us to potential liability.

23.  Our sole officer and director has conflicts of interest for his time in that he has other activities that may prevent him from devoting full time to our operations, when needed, which may slow our operations and possibly reduce our financial results.

Raymond Kitzul, our sole officer and director, has conflicts of interest for his time in that he has other activities that may prevent him from devoting full time to our operations. His available time to devote to our business operations may, therefore, be sporadic. In general, he intends to devote as much time as required to our business; however, when he is working on other business matters, he may not be able to devote the time necessary to our business, which may delay or limit implementation of our business plans. The limited number of hours Mr. Kitzul will have to devote to our business activities may negatively affect our operations and reduce or limit our potential revenues and financial results, which could result in a loss of your investment.

24.  If we are successful in moving forward in our business plan, we will need to hire additional employees. If competent and knowledgeable employees are not available to us, as and when needed, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.

We are dependent on Raymond Kitzul to attract and retain the necessary personnel. The expansion of our business will place further demands on existing management and future growth.

We have no employees at this time. When we are ready to expand beyond our initial mobile offerings, our success will depend in large part upon our ability to attract, develop, motivate and retain employees and contractors. Competition for qualified personnel is high and we may not be able to hire or retain qualified personnel, if and when needed. As a result, we may be unable to expand our business when we are ready to do so.  The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

25.  If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

While we seek to maintain strong corporate governance, computer, financial and other control systems, growth will also put stress on our internal controls.  If we are not able to attract and maintain experienced and effective personnel, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices. As a result, we may experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This could result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

26.  The offering price of the Shares have been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

We have arbitrarily determined the offering price of the Shares. In determining the number of Shares and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

27.  Any future trading market in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”  The effective result being fewer purchasers qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

28.  Buying low-priced penny stock is very risky and speculative.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation. The liquidity of our common stock is restricted as the registrant's common stock falls within the definition of a penny stock. Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant's common stock is subject to the "penny stock" rules and regulations. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to: - Make a suitability determination prior to selling penny stock to the purchaser; - Receive the purchaser's written consent to the transaction; and - Provide certain written disclosures to the purchaser. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

29.  We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that we will be able to sell any of the shares.

30.  Due to the lack of a trading market for our securities, you may have difficulty selling any Shares you purchase in this offering.

There is presently no demand for our common stock, as our securities are not listed for trading on any public market. While we intend to seek to engage the services of a market maker to apply for quotation on the Over-the-Counter Bulletin Board on our behalf following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. If no market is ever developed for our common stock, it will be difficult for you to sell any Shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares of common stock without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

31.  You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the Shares we are offering will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $.10 you pay for them. Following completion of this offering and receipt of the net proceeds, the net tangible book value of the shares of common stock purchased in this offering will be $.01 or 90% less than you pay for them. Purchasers of Shares in this offering will contribute 100% of the total amount needed to fund our company, and will own approximately 95% of the issued and outstanding shares of our common stock and, as such, will have 95% of the voting rights of our company, which means the current stockholder will retain voting control on matters affecting our company.

32.  Any future sale of stock held by our existing stockholder, who will hold 95% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.

Since inception, a total of 20,250,000 shares of common stock have been issued to Raymond Kitzul, our sole officer, director and existing principal stockholder. These shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Mr. Kitzul after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Kitzul does not currently have any plans to sell his shares at any time after this offering is completed.

33.  We are a small, development stage start-up company with only one director on our Board, which could result in a lack of independence needed on certain issues and decisions which impact our shareholders.

We are a small start-up company with only one director, Raymond Kitzul, who is also our President, Principal Executive Officer, Secretary, Treasurer, CFO and Principal Accounting Officer. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Mr. Kitzul will own approximately 95% of our issued and outstanding common stock after completion of this offering.  Due to the controlling amount of that share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

There can be no assurance that Mr. Kitzul will be completely independent in the decisions he makes as our sole director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

34.  We will be holding all proceeds from this offering in a standard bank checking account until all Shares are sold and there is no guarantee all of the funds will be used as outlined in this prospectus. If the proceeds are not used as proposed to successfully implement our business operations, our plans could fail and you could lose any investment you make in our Shares.

All funds received from the sale of Shares in this offering will be deposited into a standard bank checking account at Bank of Montreal in the Province of Ontario, where our business operating account is, until such time as all shares are sold and the offering is closed. At that time, the proceeds will be transferred to our business operating account. Since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held.  In addition, there are no mechanisms in place to insure the funds received from the sales of Shares in this offering will remain segregated until all Shares are sold and/or the offering is terminated. In any such instance, if all the offering proceeds aren't available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities.

USE OF PROCEEDS

We have estimated the net proceeds to us from this offering to be $100,000. We expect to disburse these proceeds in the priority set forth below, during the first 12 months after completion of this offering:

Total Proceeds

            $100,000

Less

Equipment

  11,850

Software Development

  23,300

Sales & Marketing

  15,000

Website & Hosting

  12,400

Office Expense

               12,600

Legal, accounting, etc.

  10,900

Transfer Agent

                                           1,800

Filing Fees

       150

Working Capital

  12,000

Total Use of Net Proceeds                                   $100,000

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officers and Directors

This is a "self-underwritten" offering, which means the Shares will be sold by Raymond Kitzul, our sole officer and director; no underwriters will be engaged to sell the Shares. This Prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with any underwriter, broker or dealer.

Raymond Kitzul, our sole officer and director will sell the shares and intend to offer them to friends, family members and acquaintances and will receive no remuneration of any kind for his services. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration provisions, as set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Kitzul will not register as a broker-dealer to sell shares in this offering, pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

   a.  Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

   b.  Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

  c.  Our sole officer and director is not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

   d.  Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

(A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and

(C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Kitzul will not purchase any Shares in this offering.

 Terms of the Offering

The 1,000,000 shares will be sold at the fixed price of $.10 per share until the completion of this offering.  There is no minimum amount of subscription required per investor and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the Expiration Date).

Deposit of the Offering Proceeds

This is a “best efforts”, “all-or-none” offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account at The Bank of Montreal in the Canada until the total amount of $100,000 has been received or until the 1,000,000 shares being offered have been sold. At that time, the funds will be transferred to our business account for use in the implementation of our business plans.  In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.

Subscriptions, once received by us are irrevocable. All checks for subscriptions should be made payable to Barking Applications Corporation.

DILUTION

Assuming completion of the offering, there will be up to 21,250,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$100,000	$75,000	$50,000	$25,000

Offering price	$ 0.10	$ 0.10	$ 0.10	$ 0.10
Net tangible book value per common share before offering(1)	$ 0.00	$ 0.00	$ 0.00	$ 0.00
Increase/ Decrease per common share attributable to investors	.01	.00	.00	.00
Pro forma net tangible book value per common share after	$ 0.01	$ 0.00	$ 0.00	$ 0.00
Dilution to investors	$ 0.09	$ 0.10	$ 0.10	$ 0.10
Dilution as a percentage of offering price	90%	100%	100%	100%

(1) Based on 20,250,000 common shares outstanding as of July 10, 2012 and total stockholder's equity of $19,539 utilizing unaudited March 31, 2012 financial statements.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value of $.001 per share.  As of the date of this offering, we have a total of 20,250,000 shares of common stock issued and outstanding.

Holders of our common stock:

1.  Have equal ratable rights to dividends from funds legally available, when, as and if declared by our Board of Directors;

2.  Are entitled to share, ratably, in all of our assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of our business affairs;

3.  Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.  Are entitled to one non-cumulative vote per share of common stock on all matters on which stockholders may vote, and at all meetings of shareholders.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own approximately 95% of our outstanding shares and the purchasers in this offering will own approximately 5% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholder. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

EXPERTS AND LEGAL COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the fiscal years ended January 31, 2011, included in this prospectus have been audited by Paula S. Morelli, CPA P.C., an independent registered accounting firm in New York. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Jody Walker of 7831 S. Garfield Way, Littleton Colorado, 80122 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General Overview

We were founded by a business professional with extensive Internet technology experience to pursue our business objective of mobile application development and marketing.

We intend to build our business as an "application developer", creating applications that are useful and entertaining. Our plan is to target niches underserved or even un-served by other developers by creating original applications that address common problems of mobile device (smart phone and computer tablet)  users and entertain by appealing to basic emotions.

We intend to develop and market mobile device software applications or “apps”, the fastest growing component of the mobile industry.  In fact, apps are the most promoted feature by the mobile telephone industry -- more than less sophisticated features, such as text messaging and cameras.

We are in the development stage and activities since inception have been limited to planning, product design and incorporation activities. Revenues are derived from the sales of mobile applications on third party websites such as Apple Incorporated’s App Store as well as our company website.  The sales prices are determined from three factors: the cost to develop the application, the prices of the competition (if any) and the popularity of an individual application.

We target to grow proactively through continual development of new applications and upgrading of our existing ones after they are released.

We do not intend to change our business activities or combine with or acquire any other company now or in the foreseeable future. Following the completion of this offering, if we are unable to complete our business plans and become profitable, we may decide that we cannot continue with our business operations as outlined in our original business plan because of a lack of financial resources and may be forced to seek other potential business opportunities that might be available; however, we have no plans or intentions to do so at this time or at any time in the future.

Corporate History and Structure

Barking Applications Corporation is a development stage company that was incorporated in the State of Nevada on January 11, 2011. We maintain our statutory registered agent's office in Carson City, Nevada.

We have a limited operating history with losses and negative cash flow and have not generated any revenues to date. Our only asset as of the date of this prospectus is our cash in the bank of approximately $158, the balance of cash generated from the issuance of shares to our founders. At March 31, 2012, we had incurred losses totaling $682. As a result, we expect to continue to incur significant losses as we execute our strategies. Our fiscal year end is December 31.

Contractual Arrangements

As of the date of this prospectus, we have no outstanding contractual arrangements of any kind.

Background of the Industry

Over 25 billion mobile apps have been downloaded since Apple’s App Store opened for business on July 10, 2008.  The current rate is roughly 48.6 million downloads a day.

The 148Apps.biz website notes that more than 679,000 apps are currently available in the store as of July 2012 whereas Appbrain.com determined that there are another 476,000 apps available for download through the Android Market or Google Play. And there are more than 99,500 in BlackBerry App World as of May 2012.

The Pew Research Center’s Internet and American Life Project found that 85% of US adults own cell phones.  According to Nielsen, as of February 2012, the number of smart phones is almost equal (49.7%) to the number of traditional cellular phones on the market.  Smart phone users tend to be the heaviest consumers of mobile apps.

With the release of the Apple iPad in April 2010, tablet computers became another mobile device which accept the downloading and use of apps.  Eighteen months later, 11% of all US adults own a tablet computer. As there is considerable overlap between smart phone and tablet computer owners, this prospectus will not aim to distinguish between the two.

Mobile devices and apps are becoming integral parts of an overall digital lifestyle.  Beginning in the first half of 2011, smart phone and tablet owners spent more time using apps than accessing the Internet. Flurry Analytics data showed there were more than 500 million aggregated, anonymous use sessions encompassing more than 85,000 applications each day.

Since then, the disparity has continued to grow. By December 2011, mobile device users in the US spent more than 94 minutes a day using their apps as opposed to 72 minutes accessing the Internet. According to the research firm Zokem, an app is typically used 3-7 minutes each time it is accessed.

A Nielsen study determined the average number of apps on a smart phone has increased from 32 to 41 in the past year.  Dividing the total number of downloads by the number of total Apple mobile devices worldwide means that the average Apple user downloads just under 80 applications, paid and free.

Two thirds of all app users have spent money on an application according to a US consumer survey conducted by ABI Research.  On average, the paying users spend $14 per month.

In general, apps that solve problems are purchased and kept whereas games are generally used 10 times and then discarded.

Games are the most popular downloaded apps.  The Pew Internet Project found that 60% of apps users said they'd used a game app in the past month, 52% said they'd used one to get news or weather and 51% said they'd used a map app.

The top five apps are Facebook, YouTube, Google Play (previously Android Market), Google Search, and Gmail, however, people are also experimenting with new apps. According to the Nielsen study referenced above, in May 2011, users spent 74 percent of their app time accessing the top 50 apps, This year, that number has dropped to 58 percent.

Demographic Overview

There was no apps culture until the introduction of the first smart phone: the iPhone in 2007. Since then, numerous studies show a widening embrace of all kinds of apps by a growing part of the population.

 According to Nielsen Mobile Insights, young adults are more likely to use apps. Surveys show 18- to 29-year-olds make up almost half of all adult app users. Pew determined app users tend to be male, more likely to be college graduates and have incomes of $75,000 or more.

By embracing social media, social gaming and texting, females are starting to catch up.  According to a comScore report, female smart phone users are narrowly edging out men in using location-based services like Facebook Places and foursquare.

Proposed Business Operations

Barking Apps (BA) will create entertainment and problem-solving apps targeted to specific audiences to build a following, develop new products and then market them to the customer base with solid, targeted messages. The entertainment apps will involve both games and attention getting applications.  The messages will highlight the key benefits and strengths of the apps.

Barking Apps will convey the value of their app’s unique qualities through effective, memorable names, attention grabbing icons and an engaging product website that sells, informs and entertains.

With hundreds of thousands of competing applications in the various app stores online, promotion and marketing are critical. BA will create a solid marketing message and deliver it to specifically targeted audiences.

We will use a variety of web channels to communicate with potential buyers including web messaging, features and benefits copy on the App Store, product design, graphics, advertising and other promotions.

Each icon will be graphic, memorable and informative – clearly conveying what the app does or is about.

Advertising will include test ads within other apps, banners, click-to-video, click-to-call, click-to-the-app store. The direct response ads won’t be placed randomly.  There are networks that offer mobile advertising delineated by age, gender, geography, handset as well as targeted advertising for web and video platforms.

Marketing will not only raise awareness, but drive traffic to the app stores and to the Barking Apps’ website.

Really Simple Syndication (RSS) capability will be added into the website to help quickly spread the news via Google Reader, Yahoo News, Feedburner and the like, whenever new content such as press releases or videos are added.

Promotion will be constant and incorporate: press releases, app reviews, blog posts, e-mail blasts, in-house and user created content.

To gain maximum publicity, press releases will be timed for slow news days with little or no competing announcements.

Barking Apps will also create a Facebook fan page for the applications.  Every time a person joins the fan page, it will be broadcast to all members of their individual groups. Consequently, they help spread the word about the app.

App articles and videos will also be posted on Digg.com where other Digg members can find them. If the members like the material, they will give it their approval or ‘Digg it’. The material then gets better placement on the site and more referrals around the web.

Video will figure prominently in the company marketing strategy. BA will use You Tube to promote the applications and encourage other people to create content using our apps.  We’ll create a You Tube channel and embed that in our website as well as provide a way for users to upload videos directly to the website.

Communications with users will be on-going and very interactive. Consumer reviews, suggestions and complaints will all be used to enhance the applications.

Barking Apps will aim to get customers to register, review products or interact with the company in a variety of ways.  Selling existing customers is far easier than obtaining new ones.  The key is to create a community of users through registration and promotions.

Targeted e-mail campaigns will then be used to leverage the list of users to offer:

•

App promotions,

•

Software updates

•

Cross sell other apps

•

Answer common app questions

•

Offer tips and secret features

•

Create leader boards of high scorers

For applications that entertain, we will also rely on videos and forums to share ideas and generate comments.

The marketplace will be both national and international.  Some of our impulsive, attention getting apps will not be language specific and thus have global usage.

Along with sales of individual applications, Barking Apps will build its brand. As phones are normally carried around at all waking hours, brand reinforcement is 24/7.

 A brand allows the company to build a bigger following as it reaches a larger audience of users across multiple apps. It will also enable the company to cross promote our apps across the user base as well as provide a venue for additional up-sales or pre-sales of corollary or ancillary apps.

Apps are dynamic. They’re constantly evolving with new enhancements being added all the time. The upgrades serve three functions: to improve the features, promote the product and stimulate sales. 30% of the apps in the App Store are upgrades.

Each upgrade will be announced by a press release and used to broadcast our message to our existing audience and to new buyers in a variety of other ways.

As the majority of cell users are still learning about apps, directions in the software will be supplemented by how-to videos and frequently asked questions on the website. Each will be integrated with the other. The software directions and the website information will share the same structure, icons and headings. We will point out special information to note with icons and cross reference all information in a table of contents and index for quick access.

Each additional level of support will increase the comfort level of the user. The user knows he will find information presented in a variety of ways. Therefore, if he doesn’t understand the text, he can see and listen to the information or vice versa.

Upon completion of this offering and receipt of the funds needed to commence operations, we intend to create, program and test our initial mobile applications.

Future of the Industry.

The iPhone market was the largest in the app industry, but that is changing.  Its primary competitor, the Android, is experiencing significant growth.  According to Xyologic, Android should equal Apple in total app downloads by May 2013.  Nielsen reports the Android and iPhone operating systems accounted for 39% and 28% of all smart phones in use during the second quarter of 2011.

Juniper Research calculated that 31 billion apps were downloaded and installed worldwide in 2011. They expect that number will more than double to 66 billion by 2016. International Data Corporation (IDC) predicts far greater growth in less time: 182.7 billion downloads by 2015.

Free apps are expected to make up 87 percent of all downloads. Games will remain the most popular app category throughout the forecast period followed by multimedia.

Overall, Garter calculates that worldwide mobile app store revenue will reach $85 billion in global revenue by 2014.  Forrester Research is more conservative in its predictions, estimating that the global market for mobile applications will reach $38 billion by 2015.

Word-of-mouth marketing should improve significantly. Apple will soon make it easier for apps to go viral. The website PatentlyApple.com posted that Apple has patented a new sharing technology which makes it easy to pass demos, trials or even full apps from one Apple device to another.  This new P2P technology won’t encourage piracy, but will save users the hassles associated with hearing about an app from a friend, tracking it down in the App Store and then downloading it to their device.

Limited apps or demos would also include links back to the App Store so that the receiving user could then easily purchase and unlock the full version of an app he’s interested in. Apple has also hinted at providing incentives for sharing parties such as promotional items, coupons or even cold, hard cash to help the service really take off.

Toronto’s The Globe and Mail newspaper reports that HTML5, the next major upgrade in HTML (the coding language used on the Web), could dramatically change the mobile web. It will allow developers to display graphics and typography in compelling ways. Instead of having to code apps to run on iPhones, BlackBerrys, Android and Windows 7 devices, developers can, in theory, code once and have the same content displayed on all platforms.

Sources of Revenue and Distribution Methods

Revenues are generated from the sales of mobile software applications, which are downloaded directly to the smart phone or mobile handset from a database. The transaction is purely electronic. The customer inputs a credit or debit card number in a shopping form or cart and receives a digital download in return. Nothing tangible changes hands.

Sales occur from third party websites such as the Apple Online Store or from the company’s website. Because of the huge amount of traffic they attract, most sales will come from third party websites.

Pricing

According to 148app.biz, in July 2012, just over 48% of all apps in the App Store were offered for free, 25%  were priced at 99 cents, and  just over 35% of all apps sold were $1.99 or lower.  The average non-game app price was $1.98, the average game price was $1.06 and the average overall price was $1.85. These numbers include a 30% commission to the App Store.

Apps that solve problems are often priced higher.  Jeffrey Hughes, author of the book iPhone & iPad Apps Marketing, writes “Studies show most buyers of problem solving apps are not price sensitive up to $4.99.”

BA’s selling prices will range between $.99 and $4.99. Pricing will be closely watched and manipulated.  All pricing will start at no lower than $1.99 so there’s room to offer promotions.

Customers tend to look for free first, try it and then buy the full app.  The company will gain new users by announcing free giveaways in advance then offering them for a very limited time.  The goal is to build awareness wherein potential customers have to keep an eye on the company’s website or location in the app store for the giveaway and then quickly spread the information virally to friends.

Once the products have been established, price discounts or temporary prices drops will be used to stimulate sales whenever needed.

Competition

Many of our competitors such as Rovio Mobile; Pangea Software; Freeverse, Inc; and Electronic Arts are well established and their brand names are well known. As a newcomer to the industry, we will need to successfully develop our brand name and deliver high quality products in order to successfully compete in the industry.

The mobile phone market not only has competitors who are mobile phone manufacturers (hardware manufacturers), but also has competitors from large software companies and talented individuals, all of whom are creating new products and ideas in applications development.

Equipment

As a multi-media developer and designer for the Internet, our sole officer and director has the majority of the equipment we will need to produce our applications.  We intend to make minor purchases of equipment to implement our business operations.

Patents and Trademarks

We do not currently have any patent or trademark protection for our brand name. If we determine it is feasible to file for such trademark protection, we may do so, but at present we have no plans in this regard. Even if we do try to copyright our branding, graphics or logo, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks, concepts or appearance. Should this happen, we may have to enter into litigation to prevent the use of our property and, at least at present, we do not  think we have the resources to do so and would probably avoid any such litigation.

Government and Industry Regulation

Mobile applications are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet.  However, due to the increasing popularity and use of the mobile applications, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

* user privacy

* freedom of expression

* pricing

* content and quality of products and services

* taxation

* advertising

* intellectual property rights

* information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain.  The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Intellectual Property

We do not currently own the rights to any intellectual property.

Employees and Employment Agreements

We currently have no employees other than Raymond Kitzul, our sole officer and director, who devotes approximately 30 hours per week to our business and who will not be compensated for his time until and if we become profitable. If we are successful in this offering, we will hire employees on an as-needed basis. We do not currently have any agreements, verbal or written, with Mr. Kitzul or any other proposed employee or independent contractor. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future.  There are presently no employee contracts, agreements or personal benefits available to anyone associated directly or indirectly with the company.

DESCRIPTION OF PROPERTY

We do not currently own any property.  We will conduct our initial business operations from the home of our sole officer and director, using his office and equipment, on a rent-free basis until such time as we require additional space. At that time, we will seek to lease office space at competitive market rates.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding; are unaware of any pending or threatened litigation against us; and are not party to any bankruptcy, receivership or other similar proceeding.

We are not involved in any actions by governmental authorities, nor are we aware of any action that a governmental authority is contemplating. There are no current or pending legal proceedings or threatened litigation against our founder and sole shareholder.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board. As we cannot predict when these registrations will be completed or if they will be accepted, we cannot predict if, or even when, active trading will commence. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

-     contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-     contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to  a violation to such duties or other requirements of the Securities Act of 1934, as amended;

-     contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

-     contains a toll-free telephone number for inquiries on disciplinary actions;

-     defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-     contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-     the bid and offer quotations for the penny stock;

-     the compensation of the broker-dealer and its salesperson in the transaction;

-     the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-     monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our sole officer and director, who will offer and sell the Shares in this offering, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers, directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We have appointed Holladay Stock Transfer, 2939 North Place, Scottsdale, Arizona (480) 481-3940 as the stock transfer agent for our securities.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Public Accounting firm to our stockholders in our annual reports. Our unaudited financial statement for the period ended March 31, 2012 and our audited financial statements for the fiscal year ended December 31, 2011 are included in their entirety at the end of this prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We are a start-up company and have not yet generated or realized any revenues from our business operations. Furthermore, as we are still in the development stage and expect to operate at a loss for most or all of the first year of our operations as we grow our business.

Selected Financial Data

The following table provides selected financial data about our Company for the three months ended March 31, 2012 and for the year ended December 31, 2011. This information should be read in conjunction with the financial statements included in this prospectus.

                 Balance Sheet Data:

March 31, 2012      December 31, 2011

                 Cash in bank

$ 158

      $3,234

                 Total assets

        $ 19,381

    $15,616

                 Stockholders' equity

         $19,539

    $15,616

We have an accumulated deficit since inception of $682 and our auditors have expressed substantial doubt about our ability to continue as a going concern unless we are able to generate revenues. Our sole officer and director has agreed to continue to advance funds to finance our operations until completion of this offering on an as-needed basis, with no specific terms of repayment and at no interest.

We are relying solely on the monies raised in this offering to pursue the development, setup and marketing of our products and there is no guarantee we will be successful in completing this offering or completing our proposed business plans. Other than the Shares offered by this prospectus, no other source of capital has been identified or sought.

We have never had any discussions with any possible acquisition candidate, nor have we any intention of doing so.

We do not expect to purchase any real estate and do not own any to sell.

We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations. Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.

Limited Operating History

There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares. We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and product. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services we require. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

Since inception, we have suffered continuous losses with an accumulated deficit of $682 as of March 31, 2012 and have incurred negative operating cash flow. The continuation of our business operations is dependent upon the continuing financial support of our principals and shareholders, the proceeds of this offering, and generating significant revenue and achieving profitability. There is no guarantee we will be successful in securing sufficient funds to sustain our operations and future product development plans, as and when needed. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern.

Overview and Future Plan of Operations

Barking Applications Corporation (the Company) was incorporated in the State of Nevada on January 11, 2011.  Raymond Kitzul, our founder, is a business professional with extensive Internet technology experience to pursue our business objective of mobile application development and marketing.

Our primary focus is to build our business as an "application developer", creating mobile applications that are useful and entertaining to smart phone users. Our plan is to target niches underserved or even un-served by other developers by creating original applications that address common problems of smart phone users and entertain by appealing to basic emotions.

While conception, design and marketing will be performed by our founder, much of the programming will be outsourced to independent contractors.

Revenues are derived from the sales of mobile applications on third party websites such as Apple Incorporated’s Online Store as well as our company website.  The sales prices are determined from three factors: the cost to develop the application, the prices of the competition (if any) and the popularity of an individual application.

We target to grow proactively through continual development of new applications and upgrading of our existing ones after they are released.  To minimize the possibility of bugs and glitches in the software extensive testing will be performed before each product is released.

While growth rates in the applications market have reached double digits in the past, competition is intense from both sole proprietors and larger companies that have greater financial resources than we have, so there is no guarantee we will ever be able to become profitable.

By relying on independent contractors for our programming, we will be dependent on their experience and diligence to help create our products. Consequently, part of our operations will be outside our control. If they fail to perform as expected or cause delays of any kind, it could adversely affect our operating results. No relationships currently exist with any of the independent contractors we plan to use.

Our business operations are subject to a number of risks typical in the software industry, including:

· rapid technological change;

· undetected errors;

· patent or intellectual property infringement;

· piracy; and

· continuing interest from the general public.

The realization of any such risks could result in:

· damage to our reputation;

· reduced sales;

· obsolescence of our products;

· delays in operations;

· monetary losses; and

· legal liability.

While mobile applications are not currently subject to federal laws or regulations applicable to access, content or commerce on the Internet, their increasing popularity and current government deficits could make them a target. Our inability to comply with any future rules and/or regulations could severely impact our operations and financial condition.

Current Operations

As a development stage company, our current operations have been limited to planning and administrative activities.

Management believes that the revenue generated from the proceeds of this offering and the continuing financial support of our sole officer and director will allow us to implement our proposed business operations without requiring any additional funding in the next twelve months.

Critical Accounting Policies

We have identified below certain accounting policies which we apply in the preparation of our financial statements. We believe that the policies discussed below are those most critical to our business operations.

As we are a startup company, with minimal assets, no revenues and little operating history, we do not currently have an audit committee on our Board of Directors. Our bookkeeping is done by management and reviewed/audited by our independent auditors. Our financial statements will be audited by an independent auditor, Paula Morelli, CPA PCAOB .

From his past work experience, our sole officer and director, Raymond Kitzul, has an understanding of generally accepted accounting principles and financial statements as he has owned a private company and worked with the finances for many years. In cooperation with our outside experts, we feel we will have a good ability to assess the accounting required for estimates, accruals and reserves. Equally, Mr. Kitzul has a good ability to prepare, analyze and evaluate financial statements to the degree that can reasonably expect to be encountered in the first year of this development stage business.

Property and Equipment: At this point we have no property and minimal equipment needs. We do not anticipate that improvements or updates will be needed this first year of operations. In the future, depreciation will be determined using the straight-line method over the estimated lives of the assets.

Income Taxes:  We have adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109), which will require the use of an asset and liability approach for financial accounting and reporting of income taxes.

If it is more likely than not that some portion of or all of a deferred tax asset will not be realized, a valuation allowance will be recognized. As we have not yet generated any revenues or operated at a profit, no tax benefit has been reflected in the statement of operations in the consolidated financial statements included as a part of this prospectus.

Revenue recognition: We have generated no revenues to date. Revenues will be recognized in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements". We will recognize revenues when all of the following criteria are met: 1) there is persuasive evidence that an arrangement exists, 2) delivery of goods has occurred, 3) the sales price is fixed or determinable, and 4) collection is reasonably assured.

We will use the guidance provided by the Financial Accounting Standards Board's Emerging Issues Task Force Item 99-19 ("EITF 99-19) in determining whether to report revenues on either a gross or net basis.

Revenues will be reported on a gross basis when the majority of the following indicators exist: 1) we are the primary obligor in the arrangement, 2) we have general inventory risk, 3) latitude in establishing price rests with us, 4) we change our products or perform part of the services we offer, 5) we have discretion in supplier selection, 6) product or service specifications are determined in part by us, 7) physical loss inventory risk exists, and 8) we have a credit risk.

Revenues will be reported on a net basis when the majority of the following indicators exist: 1) the supplier is the primary obligor in the arrangement, 2) the amount we earn is fixed, and 3) the supplier has credit risk. We will report revenues on a net basis when services are provided, including assisting buyers and sellers in preparing and coordinating the purchase and delivery of our products/services, generating commission revenues from facilitating the process.

Revenue Recognition

We derive revenues from the sales of mobile application software offered directly through our website and indirectly through distribution partners.

The Company recognizes revenue on arrangements in accordance with FASB Accounting Standards Codification No. 605, Revenue Recognition as well as the American Institute of Certified Public Accountants (AICPA) ASC 985-605 "Software Revenue Recognition", as amended by SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, delivery of the product has occurred and we deem collection to be reasonably assured.

Specifically, the Company will recognize sales revenue at the time of delivery when ownership has transferred to the customer, when evidence of a payment arrangement exists and the sales proceeds are determinable and collectible. After the customer has accessed the website and answered the questions necessary to execute the software download, the customer is required to pay for the application with a credit or debit card. The card is immediately processed electronically. Once the charge is approved and the download has been completed. At that point, we recognize the revenue from the transaction

Revenues will be presented net of processing fees, credits and known credit card chargebacks as well as net of a value-added tax (“VAT”) or a sales tax.

For distribution and reseller arrangements, fees are fixed or determinable and collection probable when there are no rights to exchange or return and fees are not dependable upon payment from the end-user. If any of these criteria are not met, revenue is deferred until such time that all criteria have been met.

When the criteria for revenue recognition have been met, costs incurred are recognized as cost of sales. Cost of sales primarily includes direct labor and the applicable share of overhead expense directly related to the execution of services and delivery of projects.

Unbilled revenue will consist of recognized recoverable costs and accrued profits for payments that have not been made by distributors as of the balance sheet date.

Given the nature of our business and the rules governing revenue recognition, our revenue recognition practices do not involve significant estimates that materially affect our results of operations.

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

Finally, we believe that our revenue and results of operations may vary significantly from quarter to quarter as a result of long sales and deployment cycles, new product introductions and variations in customer ordering patterns.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Because our Company was incorporated by one person, Raymond Kitzul, we only have one director at this time. As we progress in our business plans and add directors, each director will be elected by the stockholders to a term of one year to serve until his or her successor is elected and qualified. Each of our officers will be appointed by the Board of Directors to a term of one year and serve until his or her successor is duly elected and qualified, or until he or she is removed from office. Our Board of Directors, which currently consists solely of Mr. Kitzul, has no nominating, auditing or compensation committees at this time.

The name, address, age and position of our sole officer and director is as follows:

Name and Address

Age         Position(s)________________________________

Raymond Kitzul

 44     President, Principal Executive Officer, Secretary,

5114 Lakeshore Road

          Treasurer, Principal Accounting Officer and Director

Burlington, Ontario  L7L 1B9

The person named above has held his offices/positions since inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer and director is our only officer, director, promoter and control person.

Background Information about Our Officer and Director

Raymond Kitzul has been the sole officer and director of Barking Applications Corporation since inception in January 2011.

For the past decade he has focused on the high-speed Internet industry developing many interactive websites and marketing programs. Over the past 20 years, he has acquired extensive business development and management expertise.

Since 2002, Mr. Kitzul has been an self-employed business consultant. His services include: business assessment and development, multi-media developer and designer, dynamic web technologies, marketing, advertising campaigns and design, Internet search engine optimization.

From 2001 – 2002 Mr. Kitzul was the CEO of Web Views Corporation, a publically traded company on the OTCBB Exchange. Web Views was an Internet-based company that provided cutting edge visual 360-degree content and other digital media solutions to facilitate e-commerce, communication and entertainment.

From 1997 to 2001, Mr. Kitzul was CEO of iCYBER Inc, an innovative Internet development and consulting company focusing on interactive websites, e-commerce, data collection and distribution.

From March 1992 to October 2001, Mr. Kitzul was CEO of ICAN Inc., which specialized in the development, marketing and distribution of fitness products and services.

Education: Okanagan College University, major in marketing in 1988. Computer Science at McMaster University: 1997.

 Mr. Kitzul devotes approximately 30 hours per week to our business.

Key Employees

As of the date of this prospectus, we have no key employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Board Committees; Corporate Governance

The Board of Directors acts as the Audit Committee and the Board has no separate committees. We do not currently have an audit committee. We expect our Board of Directors to appoint an audit committee, a nominating committee and a compensation committee and to adopt charters relative to each such committee in the near future. We intend to appoint such persons to committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

Auditors; Code of Ethics; Financial Expert

We have adopted a Code of Ethics; however, we do not currently have an audit committee financial expert.

EXECUTIVE COMPENSATION

Currently, our officer and director is not being compensated for his services; nor for any out-of-pocket expenses he incurs on our behalf. In the future, if we are successful in completing our offering, he will be reimbursed for out-of-pocket expenses he incurs; however, he will not be provided any form of salary or benefits in compensation for his time. If and when we become profitable from revenues generated, we may approve payment of salaries for our officers and directors, and particularly for our management team, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees. In addition, our sole officer and director is not party to any employment agreements.

SUMMARY COMPENSATION TABLE

___________________________________________________________________________

Annual Compensation

Long-Term Comp.

     Other

Awards     Payouts

Name and

    Annual

Position(s)                    Year         Salary

Bonus

Compensation__________________

Raymond Kitzul           2011       None                None          None                   None      None

President, CEO,

Secretary, Treasurer,

and sole Director

Option Grants.

There have been no individual grants of stock options to purchase our common stock made to any executive officer named in the Summary Compensation Tables.

Aggregated Option Exercises and Fiscal Year-End Option Value.

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards.

There have been no awards made to a named executive officer under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. To date, no amounts have been paid to, or accrued to, our director in such capacity.

Director Independence

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director does not qualify as an independent director.

Employment Agreements

We do not have any employment agreements in place with our officer and director.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officer and director or any 5% shareholder as well as any future officers and directors or 5% shareholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

Conflicts of Interest

We do not currently have any conflicts of interest by our current officer and director or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this prospectus the total number of shares owned beneficially by our sole director and officer as well as all present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of       No. of Shares

No. of  Shares

      Percentage

Beneficial Owner             Before Offering

After Offering

      of Ownership

                                                                           (After

Raymond Kitzul

                                  Offering)

5114 Lakeshore Road

Burlington, Ontario. L7L 1B9

20,250,000

    20,250,000

95%

________________

All Officers and

Directors as a Group

(1 person)

20,250,000

    20,250,000

95%

Future Sales by Existing Stockholders

A total of 20,250,000 shares have been issued to the existing stockholder. They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be bound and governed by the final adjudication of such issue.

The Nevada Business Corporation Act provides that a Nevada corporation may include in its articles of incorporation a provision for indemnifying officers, directors, employees and agents against expenses, including attorney's fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the suit, action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable basis to conclude that his or her conduct was unlawful. A Nevada corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such person was an officer, director, employee or agent of the corporation if such person acted in good faith and in a manner which he or she believed to be in the best interests of the corporation. The Nevada Business Corporation Act also requires a Nevada corporation to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

The registrant's Articles of Incorporation do not contain the provisions permitted by the Nevada Business Corporation Act described in the preceding paragraph, although the registrant intends to indemnify every officer, director, and employee against all liabilities and expenses, except in cases of willful misfeasance or malfeasance in the performance of his duties. The registrant does not maintain any insurance or other contract for the indemnification of the registrant's directors or officers.

AVAILABLE INFORMATION

We have filed this Registration Statement on form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the information requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements under Sec, 14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

PAULA S. MORELLI, CPA P.C.

21 MARTHA STREET

FREEPORT, NY  11520

(516) 378-4258

REPORT OF INDEPENDENT REGISTERED AUDITOR

To the Board of Directors and Stockholder of

Barking Applications Corp.

I have audited the accompanying balance sheet of Barking Applications Corp.

(the Company”) as of December 31, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the period January 11, 2011 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barking Applications Corp. as of December 31, 2011 and for the period January 11, 2011 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States.

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans with regard to this matter are also described in Note 2 as well as in note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Paula S. Morelli CPA

Paula S. Morelli, CPA

 P.C.

Freeport, New York

June 25, 2012

BARKING APPLICATIONS CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31, 2012	Dec. 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$ 158	$ 3,234
	158	3,234
Deferred financing costs	19,381	12,382
	$19,539	$15,616

SHAREHOLDERS EQUITY
Common stock
Authorized: 75,000,000 shares, par value $0.001; Issued and outstanding: 20,250,000 and 16,250,000 respectively	$20,250	$16,250
Accumulated other comprehensive loss (Foreign Currency Loss)	29	-
Deficit	(682)	(634)
	19,539	15,616
	$19,539	$15,616

See Accompanying Notes to Financial Statements

BARKING APPLICATIONS CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Three Month Period Ended March 31		January 11, 2011 (Inception) to December 31, 2012
	2012	2011
Administrative Expenses
Bank charges and interest	$48	$63	$382
Office	-	139	300
	48	202	682
Loss for the period	48	202	682

Deficit, beginning of period	634	-	-
Deficit, end of period	$682	$202	$682

Basic and diluted loss per share	$0.00	$0.00

Weighted average number of shares issued and outstanding - basic and diluted	16,414,835	142,222

Net loss	$48	$202	$682
Other comprehensive loss
Foreign translation loss	29	-	29
Total Net Loss	$77	$202	$711

See Accompanying Notes to Financial Statements

BARKING APPLICATIONS CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 11,2011 (INCEPTION) TO MARCH 31, 2012

	Number of Shares	Par Value $0.001 per share	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Deficit Accumulated	Total
Balance, January 1, 2011	-	$-	$-	$-	$-	$-

Issued for cash on January 26, 2011	200,000	200	-	-	-	-
Issued for cash on April 4, 2011	1,100,000	1,100	-	-	-	-
Issued for cash on July 15, 2011	4,950,000	4,950	-	-	-	-
Issued for cash on November 25, 2011	5,000,000	5,000	-	-	-	-
Issued for cash on December 28, 2011	5,000,000	5,000	-	-	-	-
Net loss for the year	-	-	-	-	(634)	(634)
Balance, December 31, 2011	16,250,000	$16,250	$-	$-	$(634)	$15,616

Issued for cash on March 19, 2012	1,000,000	1,000	-	-	-	1,000
Issued for cash on March 30, 2012	3,000,000	3,000	-	-	-	3,000
Foreign currency loss	-	-	-	(29)	-	(29)
Net loss for the period	-	-	-	-	(48)	(48)
Balance, March 31, 2012	20,250,000	$20,250	$-	$(29)	$(682)	$19,539

See Accompanying Notes to Financial Statements

BARKING APPLICATIONS CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

	For the Three Month Period Ended March 31,		January 11, 2011 (Date of Inception) to March 31, 2012
	2012	2011
Cash flows from (used in) operating activities:
Loss for the period	$(48)	$(202)	$(682)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable	-	2	-
Net cash used in operating activities	(48)	(200)	(682)

Cash flows from financing activities
Deferred financing costs	(6,999)	-	(19,381)
Advances from related parties	-	-	-
Shares issued for cash	4,000	200	20,250
Net cash provided by financing activities	(2,999)	200	869

Effect of exchange rate changes on cash and cash equivalents	(29)	-	(29)

Increase (decrease) in cash and cash equivalents	(3,076)	-	158

Cash and cash equivalents, beginning of period	3,234	-	-
Cash and cash equivalents, end of period	158	-	158

See Accompanying Notes to Financial Statements

BARKING APPLICATIONS CORPORATION

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 2012

1.

Incorporation and Operations

Barking Applications Corp. (“Barking” or the “Company”) is domiciled in Nevada, and was organized on January 11, 2011 (Inception). The Company plans to engage in the business of developing software for smart phones and PDAs.

Based on the Company's business plan, it is a development stage enterprise since planned principal operations have not yet commenced. Accordingly, the Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that apply to developing enterprises. As a development stage enterprise, the Company discloses its retained earnings during the development stage and the cumulative statements of operations and cash flows from commencement of development stage to the current balance sheet date. The development stage began on January 11, 2011, when the Company was organized.

2.

Going Concern

The preparation of financial statements in accordance with GAAP contemplates that operations will be sustained for a reasonable period. The Company is in the development stage and is dependent on outside sources of financing for continuation of its operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The company plans to improve its financial condition through raising capital, however, there is no assurance that the company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern. We cannot give any assurances regarding the success of management’s plans. Our financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

As at March 31, 2012, the Company had a working capital of $158 and had incurred losses totaling $682.

3.

Significant Accounting Policies

Cash and Cash Equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost which approximates fair value.

Deferred Financing Costs – Transaction costs incurred in anticipation of a proposed offering are carried on the balance sheet until the financing transaction takes place, at which time these costs are charged to paid-in capital or expensed if the proposed offering is not successful.

Income Taxes - The Company follows the asset and liability method of accounting for future income taxes. Under this method, future income tax assets and liabilities are recorded based on temporary differences between the carrying amount of assets and liabilities and their corresponding tax basis. In addition, the future benefits of income tax assets including unused tax losses, are recognized, subject to a valuation allowance to the extent that it is more likely than not that such future benefits will ultimately be realized. Future income tax assets and liabilities are measured using enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized. The Company does not have any significant deferred tax asset or liabilities at March 31, 2012. The Company’s effective tax rate approximates the Federal statutory rates.

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates are reasonable.

4.

Stockholders’ Equity

Common Stock - The Company is authorized to issue seventy-five million (75,000,000) shares of common stock, par value $.001 per share. As of March 31, 2012, 20,250,000 shares of common stock are issued and outstanding.

All shares of the Company’s common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to:

a.

One non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

b.

To participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and

c.

To participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no pre-emptive rights to acquire additional shares of common stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

5.

Income Taxes

A. Income Tax Provision

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% (2012 – 34%) to income before income taxes.

	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011	January 11, 2011 (Date of Inception) to March 31, 2012
Net operating loss	$ 48	$202	$682

Increase in valuation allowance	(48)	(202)	(682)

Net deferred tax asset	$ -	$ -	$ -

B. Significant components of the Company’s deferred income tax assets are as follows

	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011	January 11, 2011 (Date of Inception) to March 31, 2012
Operating loss carried forward	$634	$ -	$ -

Operating loss for the period	48	202	682

	682	202	682

Statutory tax rate	34%	34%	34%

Net deferred tax asset	-	-	-

Valuation allowance	(682)	(202)	(682)

Income Tax Operating Losses Carried Forward
Amount	Expiration Date
$634	2031
48	2032
$682

6.

Subsequent Events

On June 1, 2012, the Company issued 5,000,000 common shares with the par value of $0.001 per share for total cash proceeds of $5,000.

7.

Commitments and Contingencies

Planned Registration Statement

The Company plans to file a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”).  The Company plans a minimum offering amount of 270,000 common shares or $27,000 and a maximum offering amount of 1,000,000 common shares or $100,000.

On November 8, 2011 the Company executed an agreement with a law firm to assist in the preparation and filing of the registration statement.  The agreement provides for payments totaling $7,500, of which $5,000 is due upon signing the agreement and $2,500 upon the filing of the registration statement.

Up to a Maximum of 1,000,000 Common Shares

at $0.10 per Common Share

Prospectus

Barking Applications Corporation

July 10, 2012

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses:

SEC Registration Fee                         $     11.46

Printing and Engraving Expenses                50.00

Legal Fees and Expenses                      5,000.00

Accounting Fees and Expenses                900.00

Miscellaneous                                         100.00

                                                        -------------

TOTAL                                              $6,061.46

                                                        ========

Item 14.  Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

On June 1, 2012, the Company issued 5,000,000 common shares with the par value of $0.001 per share for total cash proceeds of $5,000.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit             Description

-------             -----------

   3    Articles of Incorporation, By-Laws

         (3.1)      Articles of Incorporation.

         (3.2)     By-Laws.

   5   Consent and Opinion of J.M. Walker & Associates, Attorneys at

        Law regarding the legality of the securities being registered

  11   Statement of Computation of Per Share Earnings

        This Computation appears in the Financial Statements.

  23   Consent of Certified Public Accountant.

Item 17.  Undertakings

----------------------

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  The registrant is relying on Rule 430B (230.430B of this chapter):

   A.  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Burlington, Province of Ontario, on July 10, 2012.

Barking Applications Corporation

By: /s/ Raymond Kitzul

      Raymond Kitzul

      CEO, CFO, Officer, Director

Dated: July 10, 2012